Registered number
5120144

Rok Entertainment Group Limited

Consolidated Financial Statements

31 March 2007

Rok Entertainment Group Limited
Independent auditors' report
to the shareholders of Rok Entertainment Group Limited

The Board of Directors and Shareholders of Rok Entertainment Group Limited

We have audited the accompanying consolidated balance sheets of Rok Entertainment Group Limited as of 31 March 2007 and 31 March 2006, and the related consolidated profit and loss account and consolidated cash flow statements for each of the two years ended 31 March 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We are not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Rok Entertainment Group Limited at 31 March 2007 and 31 March 2006 and the consolidated results of its operations and its cash flows for each of the two years ended 31 March 2007, in conformity with UK GAAP which differ in certain respects from United States generally accepted accounting principles (see note 32 on page 19 of the notes to the consolidated financial statements).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As discussed in Note 1 to the financial statements, the Group has suffered trading losses and has net liabilities at 31 March 2007 of £8,573,387 .In the absence of the Group obtaining additional funding there would be substantial doubt about the group's ability to continue as a going concern.

Management's plans in regard to the raising of additional funding and related matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Baker Tilly UK Audit LLP	2 Bloomsbury Street
Registered auditors	London
14 November 2007	WC1B 3ST

Rok Entertainment Group Limited
Consolidated Profit and Loss Accounrt

		Year ended March 31
	Notes	2007	2006
		£	£
Turnover	2	320,143	149,010

Cost of sales		(334,175)	(216,169)

Gross loss		(14,032)	(67,159)

Administrative expenses		(11,260,142)	(4,530,486)

Operating loss	3	(11,274,174)	(4,597,645)

Interest receivable		-	1,470
Interest payable and similar charges	7	73,027	(678,179)

Loss on ordinary activities before taxation		(11,201,147)	(5,274,354)

Tax on loss on ordinary activities	8	560,000	461,935

Loss for the financial year		(10,641,147)	(4,812,419)

Minority interest		-	-

Retained loss for year		(10,641,147)	(4,812,419)

Statement of total recognised gains and losses
The group has no recognised gains or losses other than the loss for the above two financial years.

All of the activities of the group are regarded as continuing.

The accompanying notes are an integral part of these consolidated financial statements.

Rok Entertainment Group Limited
Consolidated Balance Sheet

		March 31
	Notes		2007		2006
		£	£	£	£
Fixed assets
Tangible assets	9		234,814		73,083

Current assets
Stocks	11	-		29,559
Debtors due within one year	12	600,073		496,127
Debtors due after more than one year	12	2,072,872		2,218,077
Cash at bank and in hand		10,588		180,603
		2,683,533		2,924,366

Creditors: amounts falling due
within one year	13	(3,330,909)		(1,104,404)

Net current (liabilities)/assets			(647,376)		1,819,962

Total assets less current
liabilities			(412,562)		1,893,045

Creditors: amounts falling due
after more than one year	14		(8,160,825)		(6,526,491)

Net liabilities			(8,573,387)		(4,633,446)

Capital and reserves
Called up share capital	18		28,147		1,374
Share premium	19		3,530,585		2,571,881
Profit and loss account	20		(17,893,129)		(7,251,982)
Share based payments reserve	21		5,761,010		45,281

Shareholders' funds	22		(8,573,387)		(4,633,446)

Total capital employed			(8,573,387)		(4,633,446)

The accompanying notes are an integral part of these consolidated financial statements.

Rok Entertainment Group Limited
Consolidated Cash Flow Statements

		Year ended March 31
	Notes	2007	2006
		£	£
Reconciliation of operating profit to net cash
inflow from operating activities
Operating loss		(11,274,174)	(4,597,645)
Depreciation charges		110,345	16,494
Share based payments		5,715,729	45,281
Decrease/(increase) in stocks		29,559	(29,559)
(Increase)/decrease in debtors		(267,743)	450,624
Increase in creditors		2,550,703	732,637

Net cash outflow from operating activities		(3,135,581)	(3,382,168)

CASH FLOW STATEMENT

Net cash outflow from operating activities		(3,135,581)	(3,382,168)

Returns on investments and servicing of finance	23	(30,239)	(14,053)

Taxation		385,504	-

Capital expenditure	23	(34,826)	(81,947)
		(2,815,142)	(3,478,168)
Financing	23	2,645,127	3,636,784

(Decrease)/increase in cash		(170,015)	158,616

Reconciliation of net cash flow to movement in net debt
(Decrease)/increase in cash in the period		(170,015)	158,616
Increase in debt and lease financing		(1,659,650)	(1,064,529)
Other non-cash items	25	(133,984)	(662,656)

Change in net debt		(1,963,649)	(1,568,569)
Net debt at 1 April		(6,211,357)	(4,642,788)
Net debt at 31 March	24	(8,175,006	(6,211,357)

The accompanying notes are an integral part of these consolidated financial statements.

Rok Entertainment Group Limited
Notes to the Consolidated Financial Statements

1   Accounting policies

Basis of preparation
The consolidated financial statements of Rok Entertainment Group Limited for the year ended March 31 2007, were authorised for issue by the Board of Directors on November 14 2007.

The financial statements have been prepared under the historical cost convention and in accordance with applicable accounting standards in the United Kingdom.

The group’s consolidated balance sheet shows a deficit of shareholders’ funds at 31 March 2007 and it has operated at a loss since its incorporation in 2004 having been committed to the development of the group's product portfolio. The financial statements have been prepared on the going concern basis, which assumes that the group will continue in operational existence for the foreseeable future. The directors are sufficiently aware of their duty to present a balanced assessment of the group’s financial position and prospects to enable them to conclude that it is appropriate to adopt the going concern basis of preparation. The following paragraphs summarise the issues and the basis on which the directors have reached their conclusion.

The directors are aware of the need to consider the trading performance and cashflows since the year end and the ability to be able to generate investment and loan monies into the group, in all cases paying particular attention to the period ending twelve months after the date of approval of these financial statements. Since the year end the group has continued to make trading losses and consequently has had to generate cashflows by way of investments and loans to support its continued investment in technology. For example, since the year end John Paul DeJoria, one of the co-founders of the group, has loaned over $4.4m to the group and in excess of $10.4m of investment and loans have also been received from other parties to support the group's development.

On November 6 2007 Rok Entertainment Group Limited acquired the entire share capital of Rok Corporation Limited and this newly created group is expected to reverse into Cyberfund Inc., a US OTC listed company. This reversal has been detailed in the press and disclosed to the necessary authorities by Cyberfund Inc.. Simultaneous to the conclusion of this transaction, which is scheduled to have occurred by mid November 2007, the group is anticipating receiving up to $20m of investment monies.

Historically the group has received financial support from its founders and shareholders. Consequently, notwithstanding the above, the directors also believe they have received sufficient comfort that, as has previously been the case and as at the date of the signing of these accounts, continued funding is expected to be made available to finance the group’s working capital requirements for the foreseeable future again, paying particular attention to the period ending twelve months after the date of approval of these financial statements. Although there is no legal obligation for any of its founders or shareholders to provide this continued support, the directors are confident that such funding would be available.

Basis of consolidation
The consolidated financial statements incorporate those of Rok Entertainment Group Limited and all of its subsidiary undertakings for the year. Subsidiaries acquired during the year are consolidated using the acquisition method. Their results are incorporated from the date that control passes. The difference between the cost of acquisition of shares in subsidiaries and the fair value of the separable net assets acquired is capitalised and written off on a straight line basis over its estimated economic life. Provision is made for impairment where appropriate.

Turnover
Turnover is recognised at the fair value of the consideration received or receivable for sale of goods and/or services delivered to the customer in the ordinary nature of the business. Turnover is shown net of Value Added Tax and any discounts, if applicable. Turnover is generated by the provision of content and entertainment services on mobile telephones.

Purchased goodwill
Goodwill representing the excess (or shortfall) of the purchase price compared with the fair value of net assets acquired is capitalised and written off evenly over not more than 20 years as in the opinion of the directors this represents the period over which the goodwill is effective. Purchased goodwill is reviewed for impairment if events or changes in circumstances indicate that the carrying amounts may not be appropriate or as otherwise required by relevant accounting standards.

Rok Entertainment Group Limited
Notes to the Consolidated Financial Statements

Finance costs
Finance costs of debt are recognised in the profit and loss account over the term of the debt at a constant rate on the carrying amount. Associated exchange gains and losses are recognised as part of finance costs.

Research and development
All research and other development costs are written off as incurred.

Tangible fixed assets
Fixed assets are stated at historical cost.

Depreciation is provided on all tangible fixed assets at rates calculated to write each asset down to its estimated residual value evenly over its expected useful life, as follows:

Leasehold improvements	20% straight line
Plant and machinery	33⅓% straight line

Impairment
Fixed assets are reviewed for impairment if events or changes in circumstances indicate that the carrying amount may not be recoverable or as otherwise required by relevant accounting standards.

Shortfalls between the carrying value of fixed assets and their recoverable amounts, being the higher of net realisable value and value-in-use, are recognised as impairments. The group have no revalued assets so any impairment losses are recognised in the profit and loss account.

Investments
Long term investments are classified as fixed assets and are stated at cost in the group's balance sheet.

Provision is made for any impairment in the value of fixed asset investments.

Stocks and work in progress
Stocks and work in progress are valued at the lower of cost and net realisable value.

Deferred taxation
Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. Timing differences are differences between the group’s taxable result and its results as stated in the financial statements that arise from the inclusion of gains and losses in tax assessments in periods different from those in which they are recognised in the financial statements.

Deferred tax is measured at the average tax rates that are expected to apply in the periods in which timing differences are expected to reverse, based on tax rates and laws that have been enacted or substantively enacted by the balance sheet date. Deferred tax is measured on a non-discounted basis.

Foreign currencies
Assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at the balance sheet date. Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. All differences are taken to the profit and loss account.

Assets, liabilities, and results of overseas subsidiaries are translated at the rate ruling at the balance sheet date.

Rok Entertainment Group Limited
Notes to the Consolidated Financial Statements

Leased assets and obligations
Where assets are financed by leasing agreements that give rights approximating to ownership ("finance leases"), the assets are treated as if they had been purchased outright. The amount capitalised is the present value of the minimum lease payments payable during the lease term. The corresponding leasing commitments are shown as obligations to the lessor.

Lease payments are treated as consisting of capital and interest elements, and the interest is charged to the profit and loss account in proportion to the remaining balance outstanding.

All other leases are “operating leases” and the annual rentals are charged to profit and loss on a straight line basis over the lease term.

Share based payments
The financial statements include the application of the requirements of FRS 20 Share-based Payments. In accordance with the transitional provisions, FRS 20 has been applied to all grants of equity instruments after 7 November 2002 that had not yet vested as at the date of transition.

Equity-settled share-based payments are measured at fair value at the date of grant. The fair value determined at the grant date of equity-settled share-based payments is expensed on a straight-line basis over the vesting period, based on the group's estimate of shares that will eventually vest.

The group issues equity-settled share based payments to certain employees. These are measured at fair value at the date of grant and this amount is expensed on a straight-line basis over the vesting period based on the group's estimate of the number of shares that will eventually vest.

The fair value is measured by use of the Black-Scholes option pricing model. The expected life used in the model has been adjusted, based on managements best estimate, for the effect on non transferability, exercise restrictions and behaviourial considerations.

Retirement benefits
The group operates a defined contribution pension scheme. The amount charged to the profit and loss account in respect of pension costs is the contributions payable in the year. Differences between contributions payable in the year and contributions actually paid are shown as either accruals or prepayments in the balance sheet.

2	Segmental report
	2007	2006
	£	£
Turnover
Class of business:
Continuing operations
Provision of content and entertainment services on mobile telephones	320,143	149,010
	320,143	149,010
Geographical analysis:
United Kingdom	71,781	83,878
Other EC countries	3,362	18,566
Rest of the world	245,000	46,566
	320,143	149,010

Net liabilities of £8,573,387 (2006-£4,633,446) and loss before taxation of £11,201,147 (2006-£5,274,354) resulted from continuing operations wholly within the United Kingdom.

Rok Entertainment Group Limited
Notes to the Consolidated Financial Statements

3 Operating loss
	2007	2006
	£	£
This is stated after charging:

Depreciation of owned fixed assets	37,851	16,494
Depreciation of assets held under finance leases and hire
purchase contracts	72,494	-
Operating lease rentals - plant and machinery	7,288	19,561
Operating lease rentals - land and buildings	87,513	35,571
Share based payments	5,715,729	45,281

Auditors' remuneration for audit services:
Baker Tilly UK Audit LLP	50,000	20,000
Wenham Major Limited	7,557	6,250

Auditors' remuneration for other services:
Baker Tilly UK Audit LLP	9,000	9,000

4  Profit attributable to the members of the parent company

The profit dealt with in the accounts of Rok Entertainment Group Limited was £nil (2006-£nil).

5  Directors' emoluments

The directors of Rok Entertainment Group Limited are remunerated for their services to the group by a subsidiary undertaking. Directors' emoluments are charged through the profit and loss account of that subsidiary undertaking.

	2007	2006
	£	£

Emoluments	702,187	554,028
Group contributions to money purchase pension schemes	4,438	4,333
	706,625	558,361

Highest paid director:
Emoluments	420,000	300,000

Number of directors in company pension schemes:
	2007	2006

	Number	Number
Money purchase schemes	2	2

Included within Emoluments and Highest paid director are amounts accrued, but not paid, by the group as at the date of signing of these accounts.

Rok Entertainment Group Limited
Notes to the Consolidated Financial Statements

6 Staff costs
	2007	2006
	£	£

Wages and salaries	2,621,476	1,836,970
Social security costs	291,741	206,622
Other pension costs	12,990	(3,069)
	2,926,207	2,040,523

Cost of employee share scheme (see note 28)	5,715,729	45,281

Included in Other pension costs in 2006 is the release of an overprovision from prior years of £18,150.

Average number of employees during the year	Number	Number
Operational development, sales and marketing and
administration	68	46

7 Interest payable and similar charges
	2007	2006
	£	£

Interest payable on loans	460,617	410,925
Finance charges payable under finance leases and hire
purchase contracts	18,675	-
Currency exchange	(552,319)	267,254
	(73,027)	678,179
8 Taxation
	2007	2006
	£	£

Analysis of charge in period
Current tax:
Research and development tax credit	(560,000)	(461,935)

 Factors affecting tax charge for period
 The differences between the tax assessed for the period and the standard rate of corporation tax are explained as follows:

	2007	2006
	£	£
Loss on ordinary activities before tax	(11,201,147)	(5,274,354)

Standard rate of corporation tax in the UK	30%	30%

	£	£
Loss on ordinary activities multiplied by the standard rate of
corporation tax	(3,360,344)	(1,582,306)

Effects of:
Expenses not deductible for tax purposes	1,886,925	142,609
Depreciation in excess of/(less than) capital allowances	22,000	(4,500)
Research and development tax credit	(560,000)	(461,935)
Tax losses carried forward	1,451,419	1,444,197
Current tax (credit)/charge for period	(560,000)	(461,935)

Rok Entertainment Group Limited
Notes to the Consolidated Financial Statements

9 Tangible fixed assets
	Leasehold	Plant and
Group	improvements	machinery	Total
	£	£	£
Cost
At 1 April 2006	4,069	86,343	90,412
Additions	930	271,146	272,076
At 31 March 2007	4,999	357,489	362,488

Depreciation
At 1 April 2006	691	16,638	17,329
Charge for the year	1,000	109,345	110,345
At 31 March 2007	1,691	125,983	127,674

Net book value
At 31 March 2007	3,308	231,506	234,814

At 31 March 2006	3,378	69,705	73,083

		2007	2006
		£	£

Net book value of plant and machinery included above held under finance leases and hire
purchase contracts		164,757	-

10 Investments
Rok Entertainment Group Limited holds 20% or more of the share capital of the following companies:

Company		Shares held
	Activity	Class	%

Rok Distribution Limited	Inactive	Ordinary	100
Rok Entertainment Asia Limited	Inactive	Ordinary	100
Rok Entertainment Brasil Ltda ~	Inactive	Ordinary	50
Rok Entertainment Group US Inc *	Inactive	Ordinary	90
Rok Entertainment USA LLC *	Inactive	Ordinary	100
Rok Group International Limited	Inactive	Ordinary	100
Rok Licensing Limited	Inactive	Ordinary	100
Rok Mobile Media Limited	Inactive	Ordinary	100
Rok Music Publishing Limited	Inactive	Ordinary	100
Rok Player Limited	Inactive	Ordinary	100
Rok Productions Limited	Supply, procurement and	Ordinary	100
	research and development of
	mobile entertainment content
Rok Radio Limited	Inactive	Ordinary	100
Rok Records Limited	Inactive	Ordinary	100
Rok Records LLC *	Inactive	Ordinary	100
Rok Television Limited	Inactive	Ordinary	100
Rok TV Limited	Inactive	Ordinary	100
Student Reach Limited	Inactive	Ordinary	80

All of the above companies are registered and/or incorporated in England and Wales except those marked (*) which areregistered in United States of America and (~) which is registered in Brasil.

Rok Entertainment Group Limited
Notes to the Consolidated Financial Statements

11 Stocks
	2007	2006
	£	£
Finished goods and goods for resale	-	29,559

12 Debtors
	2007	2006
	£	£

Trade debtors	123,772	33,976
Other debtors	2,239,492	2,455,391
Prepayments and accrued income	309,681	224,837
	2,672,945	2,714,204

Amounts due after more than one year included in:
Other debtors	2,072,872	2,218,077

Included in Other debtors is an amount of £2,072,872 (2006 - £2,218,077) due from Rok Corporation Limited.

13 Creditors: amounts falling due within one year
	2007	2006
	£	£

Loans and interest	102,417	-
Obligations under finance lease and hire purchase contracts	53,750	-
Trade creditors	1,253,756	706,163
Taxation and social security costs	508,082	-
Other creditors	968,404	164,466
Accruals and deferred income	444,500	233,775
	3,330,909	1,104,404

14 Creditors: amounts falling due after one year
	2007	2006
	£	£

Loans and interest	7,890,851	6,391,960
Obligations under finance lease and hire purchase contracts	138,576	-
Other creditors	26,529	76,471
Accruals and deferred income	104,869	58,060
	8,160,825	6,526,491

Rok Entertainment Group Limited
Notes to the Consolidated Financial Statements

15 Loans
	2007	2006
	£	£
Analysis of maturity of debt:
Within one year or on demand	102,417	-
Between one and two years	5,819,138	1,401,797
Between two and five years	2,071,713	4,990,163
	7,993,268	6,391,960

All of the loans are unsecured and have been made by the following individuals:

	2007	2006
	£	£

Mr J P DeJoria	5,500,655	4,990,163
Mr J M Kendrick	2,390,196	1,401,797
Mr A C Renny	102,417	-
	7,993,268	6,391,960

The amount payable to Mr J P DeJoria, co-founder and shareholder of Rok Entertainment Group Limited, is backed by individual Promissory Notes with a fixed term of 5 years from the date of receipt of funds and each accrues interest at 6% per annum.

The amount payable to Mr J M Kendrick, co-founder, shareholder and director of Rok Entertainment Group Limited, accrues interest at 2% above base rate and has no specified contractual terms of repayment but Mr J M Kendrick has agreed that he will not demand any repayment for one year from the date of signing of these accounts.

The amount payable to Mr A C Renny, employee of the group, accrues interest at 2% above base rate and has no specified terms of repayment.

16 Obligations under finance leases and hire purchase contracts
	2007	2006
	£	£

Amounts payable:
Within one year	53,750	-
Within two to five years	138,576	-
	192,326

17 Deferred taxation
No provision has been made for deferred taxation. The unprovided deferred tax (liabilities)/assets are as follows:

	2007	2006
	£	£

Accelerated capital allowances	(7,000)	(1,000)
Short term timing differences	441,000	315,000
Share based payments	1,728,000	13,600
Tax losses carried forward	3,440,000	1,820,000
Unprovided deferred tax asset	5,602,000	2,147,600

Rok Entertainment Group Limited
Notes to the Consolidated Financial Statements

18 Share capital
	2007	2006
	£	£

Authorised:
Ordinary shares of £0.01 each	100,000	100,000

	2007	2006	2007	2006
	No	No	£	£
Allotted, called up and fully paid:
Ordinary shares of £0.01 each	2,814,743	137,395	28,147	1,374

On 23 June 2006 Rok Entertainment Group Limited issued 1,823,231 Ordinary £0.01 bonus shares (being 14.27 shares for each share held), required to adjust the shareholdings in preparation for the acquisition of Rok Corporation Limited, to its recorded shareholders at that date at par. The par value of the bonus issue of £18,232 was deducted from the share premium account as permitted.

During the year, in addition to the bonus issue, 854,117 ordinary shares of £0.01 each were issued fully paid at an average

19 Share premium
	2007	2006
	£	£

At 1 April	2,571,881	-
Shares issued	976,936	2,571,881
Bonus issue (see note 18)	(18,232)	-

At 31 March	3,530,585	2,571,881

20 Profit and loss account
	2007	2006
	£	£

At 1 April	(7,251,982)	(2,439,563)
Loss for the financial year	(10,641,147)	(4,812,419)

At 31 March	(17,893,129)	(7,251,982)

21 Share based payments reserve
	2007	2006
	£	£

At 1 April	45,281	-
Charged in year (see note 28)	5,715,729	45,281

At 31 March	5,761,010	45,281

Rok Entertainment Group Limited
Notes to the Consolidated Financial Statements

22 Reconciliation of movement in shareholders' funds
	2007	2006
	£	£

At 1 April	(4,633,446)	(2,438,563)
Loss for the financial year	(10,641,147)	(4,812,419)
Shares issued	985,477	2,572,255
Share based payment reserve	5,715,729	45,281

At 31 March	(8,573,387)	(4,633,446)

23 Gross cash flows
	2007	2006
	£	£
Returns on investments and servicing of finance
Interest received	-	1,470
Interest paid (excluding accrued interest)	(11,564)	(15,523)
Interest element of finance lease rental payments	(18,675)	-
	(30,239)	(14,053)

Capital expenditure
Payments to acquire tangible fixed assets	(34,826)	(81,947)
	(34,826)	(81,947)
Financing
Issue of share capital	985,477	2,572,255
New loans and increase in existing loans	1,704,574	1,064,617
Loan repayments	-	(88)
Capital element of finance lease rental payments	(44,924)	-
	2,645,127	3,636,784

24 Analysis of changes in net debt
	At 1 Apr	Cash flows	Non-cash	At 31 Mar
	2006		changes	2007
	£	£	£	£

Cash at bank and in hand	180,603	(170,015)	-	10,588

Debt due within 1 year	-	(100,000)	(2,417)	(102,417)
Debt due after 1 year	(6,391,960)	(1,604,574)	105,683	(7,890,851)
Finance leases	-	44,924	(237,250)	(192,326)
		(1,659,650)

Total	(6,211,357)	(1,829,665)	(133,984)	(8,175,006)

Rok Entertainment Group Limited
Notes to the Consolidated Financial Statements

25 Major non-cash transactions	2007	2006
	£	£

Foreign exchange translation	552,319	(267,254)
Accrued interest on borrowings	(449,053)	(395,402)
Capital value of new finance lease arrangements	(237,250)	-

	(133,984)	(662,656)

The debt due to Mr J P DeJoria is denominated in US dollars. At the year end an exchange difference arising on translation of £552,319 has been recorded as a non-cash change.

All of the loans of the group accrue interest that will be paid at the date of settlement. Interest accrued, but not paid, during the year amounting to £449,053 has been recorded as a non-cash change.

During the year the group entered into a new finance lease for the purchase of plant and machinery for £237,250.

26 Post balance sheet events

On 17 October 2006, Rok Entertainment Group Limited acquired 100% of the called up ordinary share capital of Rok Corporation Limited for a cash consideration of £20,469.11 which was financed by the issue of 2,046,911 new Ordinary shares in Rok Entertainment Group Limited. This transaction and all the necessary documentation was completed on 6 November 2007. Rok Corporation Limited will be accounted for using the acquisition method of accounting. The assets and liabilities of Rok Corporation Limited will be consolidated at their fair values to the group.

27 Other financial commitments

	Land and	Land and
	buildings	buildings	Other	Other
	2007	2006	2007	2006
	£	£	£	£
Operating leases which expire:
within one year	-	1,784	7,288	7,350
within two to five years	87,513	34,518	-	-
	87,513	36,302	7,288	7,350

Rok Entertainment Group Limited
Notes to the Consolidated Financial Statements

28 Share based payments

The group has adopted FRS 20 Share-based Payments and has accounted for all options as equity-settled share-based payments. Equity-settled share-based payments are measured at fair value at the date of grant. The fair value determined at the grant date of equity-settled share-based payments is expensed on a straight-line basis over the vesting period, based on the group's estimate of shares that will eventually vest. It uses the Black-Scholes option pricing model and provides for a grant price equal to the average price paid for shares in the group in the financial year based on the anticipated vesting period of the options.

The vesting period is generally after 1 year but given that the transaction with Cyberfund Inc. is scheduled to have occurred by the end of November 2007, which could immediately crystallise the exercise of the options, the group has recognised the entire charge for all outstanding options to 31 March 2007 to its profit and loss by the end of that period.

Expected volatility was determined by calculating the historical volatility of the group's share price over each of the previous two years to 31 March.

The fair value is measured by use of the Black-Scholes option pricing model. The expected life used in the model has been adjusted, based on managements best estimate, for the effect on non transferability, exercise restrictions and behaviourial considerations.

During the year, the movement in options granted over Rok Entertainment Group Limited's shares were as follows:

	2007	2006
	No.	No.

Outstanding at 1 April	11,100	-
Granted during the year	766,685	11,100
Exercised during the year	(12,000)	-

Outstanding at 31 March	765,785	11,100

Exercisable at 31 March	-	-

Weighted
Options		average
number		price
Date of grant	No.	£

24 June 2005	2,088	32.75
8 July 2005	2,500	0.00
8 August 2005	250	32.75
31 August 2005	4,176	32.75
24 November 2005	2,086	0.00

As at 31 March 2006	11,100

17 October 2006	239,529	11.57
17 October 2006	79,656	0.00
3 November 2006	252,500	11.57
3 November 2006	90,000	0.00
30 November 2006	90,000	11.57
5 January 2007	15,000	11.57
	766,685

	777,785
Exercised during the year	(12,000)

As at 31 March 2007	765,785

Rok Entertainment Group Limited
Notes to the Consolidated Financial Statements
	2007	2006
	£	£

Weighted average price per share	11.85	32.75

Charge in year	5,715,729	45,281

Share based payment reserve	5,761,010	45,281

The above options are generally conditional upon an employee or individual retaining their involvement with the group. The subscription prices per option share are £0.01 each and if options remain unexercised after a period of 10 years from the date of grant, the options expire.

On 17 October 2006 172,000 options were granted over Rok Entertainment Group Limited's shares, to the holders of options in the shares of Rok Corporation Limited, in respect of the transaction detailed in note 26.

All the options outstanding at 31 March 2007 and 31 March 2006 have an exercise price of £0.01 and had a weighted average price per share of £11.85 and £32.75 for the years ended 31 March 2007 and 2006, respectively. The options outstanding at 31 March 2007 were all charged in the year of grant whereas the charge for the options granted prior to this period were originally charged over 3 years but this charge was accelerated in 2007 so that all these outstanding had been charged in full by the end of the year ended 31 March2007.

29 Contingent liabilities

Rok Corporation Limited has provided a guarantee and indemnity on behalf of Rok Productions Limited, a wholly owned subsidiary of Rok Entertainment Group Limited. This arrangement, for the lease of plant and machinery, commenced in May 2006 and lasts for up to three years. The amount repayable as at 31 March 2007 was £192,326. (2006 -£nil).

Rok Entertainment Group Limited
Notes to the Consolidated Financial Statements

30 Related parties

Under FRS 8 “Related Party Disclosures” the group is exempt from disclosing related party transactions with entities over which it has 90% control or more.

During the period Rok Entertainment Group Limited and it's subsidiary undertakings made funds available to one another to enable the group to meet its day to day working capital requirements. Rok Entertainment Group Limited and the group also made funds available to companies related by virtue of common control through the directors. The amount owed to/(by) each reportable party was as follows:

	2007	2006
	£	£

Just Drunk Limited	192,478	-
Rok Agriculture Limited	(805)	-
Rok Asset Management International Limited	(6,023)	-
Rok Asset Management Limited	(35,298)	-
Rok Corporation Limited	(2,072,872)	(2,218,077)
Rok Homes Limited	5	-
Rok Media Limited	91,735	-
Rok Mobile Limited	1,402	-
Rok Payment Services Limited	(2,907)	-
Rok Publishing Limited	200	-
Rok Safe Limited	2,040	-
Rok Voice Limited	237,193
Student Reach Limited	(14,763)	(14,423)
WAGR Limited	(24,962)

During the year the group was charged £291,869 by Rok Media Limited for the provision of research and development services. These services were provided prior to the acquisition of Rok Media Limited by the group on 23 May 2007.

Included within creditors are the following amounts payable to related parties:
	2007	2006
	£	£

Mr J P DeJoria	5,500,655	4,990,163
Mr J M Kendrick	2,390,196	1,401,797
Rok Asset Management Limited	150,000	150,000
Mr A C Renny	102,417

The amount payable to Mr J P DeJoria, co-founder and shareholder of Rok Entertainment Group Limited, is backed by individual Promissory Notes with a fixed term of 5 years from the date of receipt of funds and each accrues interest at 6% per annum.

The amount payable to Mr J M Kendrick, co-founder, shareholder and director of Rok Entertainment Group Limited, accrues interest at 2% above base rate and has no specified contractual terms of repayment but Mr J M Kendrick has agreed that he will not demand any repayment for one year from the date of signing of these accounts.

The amount payable to Rok Asset Management Limited represents a provision for legal costs that may become payable following an aborted reverse takeover.

The amount payable to Mr A C Renny, employee of the group, accrues interest at 2% above base rate and has no specified terms of repayment.

During the year, options over Rok Entertainment Group Limited's shares were granted to a number of related parties. The total number of options granted to related parties was 766,685 (2006 -11,100) of which 12,000 were exercised during the year (2006 -nil).

Rok Entertainment Group Limited
Notes to the Consolidated Financial Statements

31 Controlling party

The directors consider that there is no individual party exercising overall control.

32 Reconciliation to United States Generally Accepted Accounting Principals

The consolidated financial statements have been prepared in accordance with UK GAAP which differs in certain material respects from accounting policies generally accepted in the United States ("US GAAP"). Such differences involve methods of measuring the amounts in the consolidated financial statements as well as the additional disclosures required by US GAAP. The principal differences between UK GAAP and US GAAP applicable to the group are summarised below:

	Profit and Loss Account		Shareholders' Funds
	Year ended March 31		March 31
	2007	2006	2007	2006
	£	£	£	£

Under UK GAAP:
Loss for the year	(11,201,147)	(5,274,354)
Shareholders' deficit			(8,573,387)	(4,633,446)

Reconciling item:
(a) Employee vacation accrual	(25,082)	(18,916)	(25,082)	(18,916)

Under US GAAP:
Loss for the year	(11,226,229)	(5,293,270)
Shareholders' deficit			(8,598,469)	(4,652,362)

(a)
Under UK GAAP there is no requirement to make financial provision for employees' accrued vacation entitlement at the balance sheet dates. Under US GAAP it is a requirement that this entitlement is monetised and the above table reflects the restatement of the UK GAAP results in this respect.

Rok Entertainment Group Limited
Notes to the Consolidated Financial Statements

(b)
Income taxes The group accounts for taxes in accordance with SFAS 109, “Accounting for Income Taxes” (“SFAS 109”) under US GAAP and in accordance with FRS 19, “Deferred Tax” (“FRS 19”) for UK GAAP. The impact of the differences between SFAS 109 and FRS 19 are described below.

Deferred tax assets and liabilities SFAS 109 requires the recognition in full of deferred tax assets or liabilities for temporary differences between the reported carrying amount of an asset or liability and its corresponding tax basis. Deferred taxes are measured at the enacted tax rates. To the extent that it is more likely than not that all or a portion of the group’s deferred tax assets will not be realised, a valuation allowance is recorded. Such assessment is based on the availability of both positive and negative evidence about future taxable profits. Under UK GAAP, deferred tax is provided in full on timing differences which result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at a future date, at rates expected to apply when they crystallize based on enacted or substantially enacted tax rates. Net deferred tax assets are recognized to the extent that it is regarded as more likely than not that they will be recovered. The group provides for deferred taxation in respect of timing differences, subject to certain exceptions, between the recognition of gains and losses in the financial statements and for tax purposes. Under US GAAP, deferred taxation is computed on all temporary differences between the tax bases and book values of assets and liabilities which will result in taxable or tax deductible amounts arising in future years. Temporary differences recognized mostly relate to differences between the carrying values of assets under US GAAP following the implementation of fresh start accounting and the carrying value for tax purposes of assets in respect of which tax relief is available. Deferred taxation assets under UK GAAP and US GAAP are recognized only to the extent that it is more likely than not that they will be realized. At March 31, 2006 and 2007, the group has approximately £5.6 million and £2.1 million, respectively, of net deferred tax assets and liabilities under US GAAP prior to valuation allowance. Included in these amounts are deferred tax assets on gross tax losses of £3.4 million and £1.8 million, respectively, which have an indefinite carry forward life. Due to the group’s history of losses, no asset was recognized on the consolidated balance sheet at March 31, 2006 or 2007 due to the uncertainty of future taxable profits.